EXHIBIT 99.0

For Immediate Release	Contacts:	News Media Lisa Marie Bongiovanni 310-252-3524 LisaMarie.Bongiovanni@mattel.com	Securities Analysts Dianne Douglas 310-252-2703 Dianne.Douglas@mattel.com

MATTEL INCREASES 2003 ANNUAL DIVIDEND;

ANNOUNCES ADDITIONAL SHARE REPURCHASE AUTHORIZATION

— Part of Previously Announced Capital and Investment Framework —

EL SEGUNDO, Calif., November 21, 2003 — Mattel, Inc. [NYSE:MAT] announced today that the Mattel Board of Directors has approved an increase in the company’s common stock annual dividend for 2003 to forty cents per share. The previous annual dividend rate was five cents per share. The dividend is payable on December 23, 2003, to shareholders of record on December 8, 2003.

Additionally, the company announced today that the Mattel Board of Directors has authorized the company to increase its previously announced $250 million share repurchase program by an additional $250 million. As of today, Mattel has repurchased 12.7 million shares of common stock for an aggregate of $244.5 million under this program. Repurchases will take place from time to time, depending on market conditions.

“By increasing the cash dividend and the share repurchase program, the Mattel Board of Directors has demonstrated its commitment to a balanced return of excess funds to shareholders,” said Robert A. Eckert, chairman and CEO of Mattel. “The company plans to continue utilizing a disciplined and opportunistic decision-making process in the deployment of cash in an effort to generate value for our shareholders, as well as provide for continued financial flexibility in order to make additional value enhancing investments.”

The annual dividend and share repurchase program are components of the company’s capital and investment framework, which was announced in February of this year.

About Mattel

Mattel, Inc., (NYSE: MAT, www.mattel.com) is the worldwide leader in the design, manufacture and marketing of toys and family products, including Barbie®, the most popular fashion doll ever created. Leading the toy and game market, the Mattel family is comprised of such best-selling brands as Hot Wheels®, Matchbox®, American Girl®, and Tyco® R/C, as well as Fisher-Price brands (www.fisher-price.com), including Little People®, Rescue Heroes™, Power Wheels® and a wide array of entertainment-inspired toy lines. With worldwide headquarters in El Segundo, Calif., Mattel employs more than 25,000 people in 36 countries and sells products in more than 150 nations throughout the world. The Mattel vision is to be the world’s premier toy brands — today and tomorrow.

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Note: Forward-looking statements with respect to the financial condition, results of operations and business of the company are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such forward-

looking statements. These include without limitation: the company’s dependence on the timely development, manufacture, introduction and customer acceptance of new products; customer concentration; significant changes in buying patterns of major customers, including as a result of bankruptcy; adverse changes in general economic conditions in the U.S. and internationally, including adverse changes in the retail environment, employment and the stock market; the impact of competition on revenues and margins; the seasonality of the toy business; order predictability and supply chain management; political developments, trade relations and the threat or occurrence of war or terrorist activities; fluctuations in advertising, commodity and other costs; adequate supplies of raw materials and components; the success of new initiatives; our ability to protect our intellectual property; changes in laws and regulations; risks associated with foreign operations; outbreaks or possible outbreaks of diseases such as SARS; negative results of litigation, governmental proceedings, labor disputes or environmental matters; the effects of acquisitions and dispositions on our financial performance and other aspects of our business; impact of changes in foreign currency exchange rates on Mattel’s business; the effects of interest rates, Mattel’s credit rating and other factors on Mattel’s ability to finance its business; and other risks and uncertainties described in our 2002 Annual Report on Form 10-K filed with the SEC and Mattel’s other filings made with the SEC from time to time, as well as in Mattel’s other public statements. This release includes forward-looking statements about returns of funds to shareholders, the decision-making process regarding the deployment of cash and additional value enhancing investments by the company. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so.